DocuSign Envelope ID: D5DDCC82-BCE9-47C4-BC9F-B47B62FD2DC1

AMENDMENT No. 13 to

ADMINISTRATION

AGREEMENT

and

FUND ACCOUNTING AGREEMENT

AMENDMENT made as of August 30, 2022, to that certain Administration and Fund Accounting Agreement entered into as of June 1, 2006, as amended ("Agreement") by and among (i) Victory Portfolios, Victory Variable Insurance Funds, and Victory Portfolios II, each a Delaware statutory trust (each, a "Trust" and, together, the "Trusts") on behalf of those investment company portfolios listed on Schedule D which may be amended from time to time (each, a "Fund" and, together, the "Funds") in the case of both the Trusts and the Funds, individually and not jointly and (ii) Victory Capital Management Inc. ("VCM"), a New York corporation. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement

WHEREAS, VCM and the Trusts wish to enter into this Amendment to the Agreement to

(1) update Schedule D to revise the list of Funds.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, VCM and the Trusts hereby agree as follows:

1.For ease of reference, the term "Trust" as used singularly throughout the Agreement shall be read to refer to the multiple Trusts that are party to the Agreement from time to time, as the context requires.

2.Schedule D to the Agreement is deleted in its entirety and replaced by the new Schedule D attached hereto.

3.Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

DocuSign Envelope ID: D5DDCC82-BCE9-47C4-BC9F-B47B62FD2DC1

VICTORY PORTFOLIOS, on behalf of each Fund listed on Schedule A, individually and not jointly

By:

Name: Christopher K. Dyer

Title: President

VICTORY VARIABLE INSURANCE FUNDS, on behalf of each Fund listed on Schedule A, individually and not jointly

By:

Name: Christopher K. Dyer

Title: President

VICTORY PORTFOLIOS II, on behalf of each Fund listed on Schedule A, individually and not jointly

By:

Name: Christopher K. Dyer

Title: President

VICTORY CAPITAL MANAGEMENT INC.

By:

Name: Michael D. Policarpo

Title: President, Chief Financial Officer and

Chief Administrative Officer

DocuSign Envelope ID: D5DDCC82-BCE9-47C4-BC9F-B47B62FD2DC1

SCHEDULE D

TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT BETWEEN VCM, VICTORY PORTFOLIOS, VICTORY PORTFOLIOS II AND VICTORY VARIABLE INSURANCE FUNDS

Victory Portfolios

Victory Diversified Fund

Victory Floating Rate Fund

Victory Global Energy Transition Fund

Victory High Income Municipal Bond Fund

Victory High Yield Fund

Victory INCORE Fund for Income

Victory INCORE Investment Grade Convertible Fund

Victory INCORE Investment Quality Bond Fund*

Victory INCORE Low Duration Bond

Victory INCORE Total Return Bond Fund

Victory Integrity Discovery Fund

Victory Integrity Mid-Cap Value Fund

Victory Integrity Small/Mid-Cap Value Fund

Victory Integrity Small-Cap Value Fund

Victory Munder Mid-Cap Core Growth Fund

Victory Munder Multi-Cap Fund

Victory Munder Small Cap Growth Fund

Victory NewBridge Large Cap Growth Fund

Victory RS Global Fund

Victory RS Growth Fund

Victory RS International Fund

Victory RS Investors Fund

Victory RS Large Cap Alpha Fund

Victory RS Mid Cap Growth Fund

Victory RS Partners Fund

Victory RS Science and Technology Fund

Victory RS Select Growth Fund

Victory RS Small Cap Equity Fund

Victory RS Small Cap Growth Fund

Victory RS Value Fund

Victory S&P 500 Index Fund

Victory Sophus Emerging Markets Fund

Victory Special Value Fund

Victory Strategic Allocation Fund

Victory Sycamore Established Value Fund

D-1

DocuSign Envelope ID: D5DDCC82-BCE9-47C4-BC9F-B47B62FD2DC1

Victory Sycamore Small Company Opportunity Fund

Victory Tax-Exempt Fund

Victory THB US Small Opportunities Fund

Victory Trivalent International Fund – Core Equity

Victory Trivalent International Small-Cap Fund

Victory Variable Insurance Funds

Victory High Yield VIP Series

Victory RS International VIP Series

Victory RS Large Cap Alpha VIP Series

Victory RS Small Cap Growth Equity VIP Series

Victory 500 Index VIP Series

Victory Sophus Emerging Markets VIP Series

Victory Portfolios II Mutual Funds

Victory Market Neutral Income Fund

Victory US 500 Enhanced Volatility Wtd Index Fund

Victory Portfolios II ETFs

VictoryShares Developed Enhanced Volatility Wtd ETF VictoryShares Dividend Accelerator ETF

VictoryShares Emerging Market High Div Volatility Wtd ETF VictoryShares International High Div Volatility Wtd ETF VictoryShares International Volatility Wtd ETF VictoryShares USAA Core Intermediate-Term Bond ETF VictoryShares USAA Core Short-Term Bond ETF VictoryShares Emerging Markets Value Momentum ETF** VictoryShares International Value Momentum ETF** VictoryShares US Small Mid Cap Value Momentum ETF** VictoryShares US Value Momentum ETF** VictoryShares US 500 Enhanced Volatility Wtd ETF VictoryShares US 500 Volatility Wtd ETF

VictoryShares US Discovery Enhanced Volatility Wtd ETF VictoryShares US EQ Income Enhanced Volatility Wtd ETF VictoryShares US Large Cap High Div Volatility Wtd ETF VictoryShares US Multi-Factor Minimum Volatility ETF VictoryShares US Small Cap High Div Volatility Wtd ETF VictoryShares US Small Cap Volatility Wtd ETF

D-2

DocuSign Envelope ID: D5DDCC82-BCE9-47C4-BC9F-B47B62FD2DC1

VictoryShares Nasdaq Next 50 ETF

VictoryShares ESG Core Plus Bond ETF

VictoryShares ESG Corporate Bond ETF

VictoryShares THB Mid Cap ESG ETF

VictoryShares WestEnd US Sector ETF***

*Pending Fund Liquidation on or about November 3, 2022

**Pending Name Change on or about November 1, 2022

***Pending Launch

D-3